Consensus Cloud Solutions, Inc.
Announces Receipt of Notice from Nasdaq Regarding Late Filing of Annual Report on Form 10-K

LOS ANGELES, March 27, 2023 -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) announced today that in connection with its previously announced delay in filing its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), it received a written notice from The Nasdaq Stock Market LLC ("Nasdaq") on March 21, 2023, stating that because the Company has not yet filed the Form 10-K, it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC").

This notification has no immediate effect on the listing of the Company's shares on Nasdaq.

The Notice states that, under Nasdaq rules, the Company has 60 calendar days to submit to Nasdaq a plan (the “Plan”) to regain compliance with Nasdaq’s continued listing requirements (the “Plan Deadline”). If the Plan is accepted, Nasdaq may grant an extension of up to 180 calendar days to regain compliance. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time prior to the Plan Deadline by filing the Form 10-K, along with any subsequent periodic reports that may become due, and by continuing to comply with Nasdaq’s other continued listing requirements.

The Company intends to file the Form 10-K with the SEC on or before March 31, 2023 and in any event, substantially in advance of the Plan Deadline.

The Company has not as of the date hereof identified any material changes to the unaudited, preliminary financial data furnished in the Earnings 8-K as of or for the year ended December 31, 2022.

The Company is still finalizing its financial closing process for the year ended December 31, 2022 and the Company’s audited financial results as of and for the year ended December 31, 2022 are not yet available. The unaudited, preliminary financial data for the year ended December 31, 2022 included in Earnings 8-K were prepared by, and is the responsibility of, the Company’s management. The Company’s auditor has not audited, reviewed, compiled or applied agreed-upon procedures with respect to such preliminary financial data. Accordingly, the Company’s auditor does not express an opinion or any other form of assurance with respect thereto. Upon completion of its financial closing procedures, the Company’s audited financial results may differ materially from its preliminary estimates.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is the world’s largest digital fax provider and a trusted global source for the transformation, enhancement and secure exchange of digital information. We leverage our 25-year history of success by providing advanced solutions for regulated industries such as healthcare, finance, insurance and manufacturing, as well as state and the federal government. Our solutions consist of: cloud faxing; digital signature; intelligent data extraction using natural language processing and artificial intelligence; robotic process automation; interoperability; and workflow enhancement that result in improved healthcare outcomes. Our solutions can be combined with best-in-class managed services for optimal implementations. For more information about Consensus, visit consensus.com and follow @ConsensusCS on Twitter to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

"Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the Company’s timing of filing of the Annual Report and the restatement of its Quarterly Report on Form 10-Q for the period ended September 30, 2022; the identification of no material changes from the unaudited preliminary results for the year ended December 31, 2022 reported on February 22, 2023, expectations concerning the Company’s performance and financial outlook; and any statements or assumptions underlying any of the foregoing. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2021 Annual Report on Form 10-K filed by Consensus on April 15, 2022, and, when filed, the Form 10-K and the other reports filed by Consensus from time to time with the SEC, each of which is available at www.sec.gov.